SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): December 31, 1997



                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


      Maryland                     1-13080                     06-1391084
(State or other jurisdiction      (Commission               (IRS Employer
of incorporation)                  File No.)              Identification Number)


                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated December 1, 1997 (the "Village Arms Purchase Agreement") between Properties II, Inc. and Grove Corporation, Grove Property Trust (the "Company") acquired Village Arms Apartments ("Village Arms"), a residential apartment complex located in Acton, Massachusetts, from a non-affiliated party. The acquisition of Village Arms which became effective December 31, 1997 was effected through Grove Operating L.P. (the "Operating Partnership"). The purchase price for Village Arms was $5.2 million which was paid in cash. The purchase price for Village Arms was determined by arms' length negotiation between the Company and Properties II, Inc.

Pursuant to a Purchase and Sale Agreement dated November 12, 1997 (the "Ribbon Mill Purchase Agreement") between Sovereign Group 1984-II and Grove Corporation, the Company acquired Ribbon Mill Apartments ("Ribbon Mill"), a residential apartment complex located in Manchester, Connecticut from a non-affiliated party. The acquisition of Ribbon Mill which became effective December 31, 1997 was effected through the Operating Partnership. The purchase price for Ribbon Mill was $3,813,000. The purchase price for Ribbon Mill was determined by arms' length negotiation between the Company and Sovereign Group 1984-II.

Pursuant to a Purchase and Sale Agreement dated November 12, 1997 (the "Briar Knoll Purchase Agreement") between Briar Knoll Associates and High Ridge Associates and Grove Corporation, the Company acquired Briar Knoll Apartments ("Briar Knoll") and Hilltop Apartments ("Hilltop"), residential apartment complexes located in Vernon, Connecticut and Norwich, Connecticut, respectively, from non-affiliated parties. The acquisitions of Briar Knoll and Hilltop were effected through the Operating Partnership. The purchase price for Briar Knoll and Hilltop aggregated $11,187,000. The purchase price for Briar Knoll and Hilltop were determined by arms' length negotiation between the Company and Briar Knoll Associates and High Ridge Associates.

The above transactions were financed with cash on hand and a $15.6 million draw under the Company's Revolving Credit Facility.

Each of the transactions is described in more detail below:

Village Arms

Village Arms is a 124-unit apartment complex located in Acton, Massachusetts which was originally constructed in 1971. The Company intends to continue to operate the complex as rental apartments.

Village Arms was acquired from a non-affiliated party pursuant to the Village Arms Purchase Agreement. The property was acquired by the Operating Partnership, through GPT-Acton, LLC, a limited liability company in which the Operating Partnership is the sole member. The purchase price of $5.2 million was paid with cash on hand

Ribbon Mill

Ribbon Mill is a 104-unit apartment complex located in Manchester, Connecticut which was originally constructed in 1907 and renovated in 1985. The Company intends to continue to operate the complex as rental apartments.

Ribbon Mill was acquired from a non-affiliated party pursuant to the Ribbon Mill Purchase Agreement. The property was acquired by the Operating Partnership, through GPT-Ribbon Mill, LLC, a limited liability company in which the Operating Partnership is the sole member. The purchase price of $3,813,000 was paid in cash using funds available from the Company's line of credit.

Briar Knoll

Briar Knoll is a 150-unit apartment complex located in Vernon, Connecticut which was originally constructed in 1986. The Company intends to continue to operate the complex as rental apartments.

Briar Knoll was acquired from a non-affiliated party pursuant to the Briar Knoll Purchase Agreement. The property was acquired by the Operating Partnership, through GPT-Briar Knoll, LLC, a limited liability company in which the Operating Partnership is the sole member. The purchase price of $6,172,500 was paid in cash using funds available from the Company's line of credit.

Hilltop

Hilltop is a 120-unit apartment complex located in Norwich, Connecticut which was originally constructed in 1985. The Company intends to continue to operate the complex as rental apartments.

Hilltop was acquired from a non-affiliated party pursuant to the Briar Knoll Purchase Agreement. The property was acquired by the Operating Partnership, through GPT- Hilltop, LLC, a limited liability company in which the Operating Partnership is the sole member. The purchase price of $5,014,500 was paid in cash using funds available from the Company's line of credit.

Item 7.  Financial Statements and Exhibits.

                  (a) Financial statements of the sellers for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed; provided, however, that in accordance with a waiver granted by the Securities and Exchange Commission, financial statements for Properties II, Inc. will be provided in such amendment for the period from April 17, 1997 through December 30, 1997.

                  (b) Pro forma financial statements for the periods specified in Regulation S-K will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed, provided, however, that pro forma adjustments relating to Properties II, Inc. will not be included.

                  (c)  Exhibits.

Exhibit No.                            Description
-----------                            -----------

2.1 Purchase and Sale Agreement dated December 1, 1997 between Properties II, Inc. as Seller, and Grove Corporation, as Purchaser.

2.2 Purchase and Sale Agreement dated November 12, 1997 between Sovereign Group 1984-II as Seller, and Grove Corporation, as Purchaser.

2.3 Purchase and Sale Agreement dated November 12, 1997 between Briar Knoll Associates and High Ridge Associates as Seller, and Grove Corporation, as Purchaser.



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GROVE PROPERTY TRUST


Date: January 15, 1998               By:      /s/ Joseph R. LaBrosse
                                        ----------------------------
                                             Joseph R. LaBrosse
                                             Chief Financial Officer





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Exhibit Index

Exhibit No.                            Description
-----------                            -----------
2.1 Purchase and Sale Agreement dated December 1, 1997 between Properties II, Inc. as Seller, and Grove Corporation, as Purchaser.

2.2 Purchase and Sale Agreement dated November 12, 1997 between Sovereign Group 1984-II as Seller, and Grove Corporation, as Purchaser.

2.3 Purchase and Sale Agreement dated November 12, 1997 between Briar Knoll Associates and High Ridge Associates as Seller, and Grove Corporation, as Purchaser.